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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                                    TSR, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies: ________
     2) Aggregate number of securities to which transaction applies: ___________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _____________
     4) Proposed maximum aggregate value of transaction: _______________________
     5) Total fee paid: ________________________________________________________

[ ]  Fee paid previously with preliminary materials.
[ ]  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid: ________________________________________________
     2) Form, Schedule or Registration No.: ____________________________________
     3) Filing Party: __________________________________________________________
     4) Date Filed: ___________________________________________________________
_
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

                                    TSR, Inc.
                                 400 OSER AVENUE
                               HAUPPAUGE, NY 11788

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         to be held on December 5, 2007


NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TSR, Inc. (the "Company"), a Delaware corporation, will be held at the Sheraton Long Island Hotel, 110 Vanderbilt Motor Parkway, Smithtown, New York 11788, on December 5, 2007 at 9:00 a.m. local time, to consider and act upon the following matters.

    1.     To elect two (2) Class III Directors.

    2. To ratify the appointment by the Board of Directors of J.H. Cohn, LLP as the independent registered public accountants of the Company to audit and report on its consolidated financial statements for the fiscal year ending May 31, 2008.

    3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

Stockholders of record at the close of business on October 31, 2007 will be entitled to vote at the meeting or any adjournments thereof. A list of stockholders entitled to vote at the Meeting will be open for examination by any stockholder of the Company, for any purpose germane to the meeting, during ordinary business hours at the offices of the Company for the ten-day period prior to the Meeting.

                                           By Order of the Board of Directors,
                                           John G. Sharkey, Secretary
Hauppauge, New York
November 1, 2007


WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE SO THAT YOUR SHARES ARE REPRESENTED. NO POSTAGE IS NEEDED IF THE PROXY IS MAILED WITHIN THE UNITED STATES.

                                    TSR, Inc.
                                 400 Oser Avenue
                               Hauppauge, NY 11788

                         ANNUAL MEETING OF STOCKHOLDERS
                         to be held on December 5, 2007


                                 PROXY STATEMENT
                                 ---------------

The accompanying form of proxy is solicited on behalf of the Board of Directors of the Company for use at the Annual Meeting of the Stockholders of the Company to be held at the Sheraton Long Island Hotel, 110 Vanderbilt Motor Parkway, Smithtown, New York 11788, on December 5, 2007 at 9:00 a.m. or at any adjournment thereof. The solicitation of proxies will be made by mail and the cost will be borne by the Company.

Proxies in the accompanying form which are properly executed and duly returned to the Company and not revoked will be voted as specified and, if no direction is made, will be voted for each of the proposals set forth in the accompanying Notice of Meeting. Each proxy granted is revocable and may be revoked at any time prior to its exercise by advising the Company in writing of its revocation. In addition, a Stockholder who attends the Meeting in person may, if he wishes, vote by ballot at the Meeting, thereby canceling any proxy previously given.

This Proxy Statement, the enclosed form of proxy and the Company's Annual Report for the fiscal year ended May 31, 2007 were first mailed on or about November 1, 2007 to holders of record as of October 31, 2007.

A majority of the issued and outstanding shares of Common Stock entitled to vote constitutes a quorum at the Meeting. Shares of Common Stock represented in person or by proxy at the Meeting (including shares that abstain or do not vote with respect to one or more of the matters presented at the Meeting) will be tabulated by the inspectors of election appointed for the Meeting whose tabulation will determine whether or not a quorum is present. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum with respect to any matter, but will not be counted as votes in favor of such matter. If a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a matter, those shares will not be considered as present and entitled to vote with respect to that matter. Accordingly, a "broker non-vote" on a matter will have no effect on the voting.

Candidates for election as members of the Board of Directors who receive the highest number of votes, up to the number of directors to be chosen, shall stand elected, and an absolute majority of the votes cast is not a prerequisite to the election of any candidate to the Board of Directors. Accordingly abstentions have no effect on the outcome of the election.

The outstanding voting stock of the Company as of September 20, 2007 consisted of 4,568,012 shares of Common Stock, par value one ($.01) cent per share (the "Common Stock"), with each share entitled to one vote. Only Stockholders of record at the close of business on October 31, 2007 are entitled to vote at the Meeting.

As of September 20, 2007 the following persons were known to Management to be beneficial owners of more than five percent of the Company's Common Stock:


                                     Amount and Nature
Name and Address                  of Beneficial Ownership
of Beneficial Owner              at September 20, 2007 (1)      Percent of Class
-------------------              -------------------------      ----------------

Joseph F. Hughes (2)
400 Oser Avenue
Hauppauge, New York 11788               1,839,267 (3)                 40.3%

Daniel Zeff (4)
50 California Street, Suite 1500
San Francisco, CA 94111                   456,023                     10.0%

(1) Unless otherwise stated herein, each beneficial owner has sole voting power and sole investment power.

(2)  The beneficial owner is an officer and director of the Company.

(3) Mr. Hughes' ownership includes 270,928 shares of common stock held of record by his wife, as to which Mr. Hughes disclaims beneficial ownership.

(4) Information furnished in reliance on the Schedule 13D filed September 17, 2007.

All executive officers and directors of the Company as a group (7 persons) beneficially owned shares of the Company's common stock as of September 20, 2007 as follows:

         Amount of Shares
        Beneficially Owned                          Percent of Class
        ------------------                          ----------------

             1,854,187                                    40.6%

PROPOSAL 1 - ELECTION OF DIRECTORS

At the Meeting, two (2) Class III Directors are to be elected for a three year term expiring at the Company's 2010 Annual Meeting or until their successors have been elected and qualified.

If the nominees listed below are unavailable for election at the date of the Annual Meeting, the shares represented by the proxy will be voted for such nominee or nominees as the person or persons designated to vote shall, in their judgment, designate. Management at this time has no reason to believe that the nominees will not be available or will not serve if elected.

Set forth in the following table is certain information with respect to the nominees, as of September 20, 2007.

Names of Directors                          Nominee             Nominee
  and Nominees                             for Class            for Term
  for Election              Age           of Director           Expiring
  ------------              ---           -----------           --------
Robert A. Esernio           78             Class III              2010
John H. Hochuli, Jr         77             Class III              2010


Directors and Executive Officers of the Company.
-----------------------------------------------
The following table sets forth certain information concerning the executive officers and directors of the Company, including equity securities beneficially owned, as of September 20, 2007. The statements as to securities beneficially owned are based upon information furnished by the officers and directors of the
Company:

                                                                                                  Common Stock
                                                                              Year First         of the Company         Percentage
                                                                               Officer         Owned Beneficially           Of
Name                             Age              Position                   or Director      Directly or Indirectly      Class
----                             ---              --------                   -----------      ----------------------      -----
Joseph F. Hughes                 76     Chairman of the Board, Chief             1969              1,839,267 (1)          40.3%
                                        Executive Officer, President,
                                        Treasurer and Director
John G. Sharkey                  48     Vice President, Finance, Controller      1990                 13,500               0.3%
                                        and Secretary
James J. Hill (2,3,4,5)          74     Director                                 1989                    --                 --
John H. Hochuli, Jr. (2,3,4)     77     Director                                 1993                    --                 --
Robert A. Esernio (2,3,4,6)      78     Director                                 2001                    --                 --
Christopher Hughes               46     Sr. VP , Pres., TSR Consulting           2000                  1,420                --
                                        Services, Inc. and Director
Raymond A. Roel.(2,3,4)          52     Director                                 2005                    --                 --

(1) See footnotes to table of stock ownership of certain stockholders.

(2) Member of the Compensation Committee of the Board of Directors.

(3) Member of the Audit Committee of the Board of Directors.

(4) Member of the Nominating Committee of the Board of Directors.

(5) Mr. Hill is Chairman of the Compensation Committee.

(6) Mr. Esernio is Chairman of the Audit and Nominating Committees.

           -----------------------------------------------------------

     The Company maintains the following committees of the Board of Directors: the Compensation Committee, the Nominating Committee and the Audit Committee.

     The Board of Directors has determined that each member of each committee meets the applicable laws and regulations, including those of The NASDAQ Stock Market, regarding "independence". The Board of Directors also has determined that Robert A. Esernio, an independent director who serves as the Chair of the Board's Audit Committee, is an "audit committee financial expert" as such term is defined in applicable regulations of the Securities and Exchange Commission.

     During the fiscal year ended May 31, 2007, the Board of Directors held six meetings, the Audit Committee held six meetings, the Compensation Committee held three meetings and the Nominating Committee did not meet. During such fiscal year, no director attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees of the Board of which he was a member.

The Audit Committee

     The Audit Committee's current members are Robert A. Esernio (Chairman), James J. Hill, John H. Hochuli Jr. and Raymond A. Roel. The Audit Committee's primary functions are to assist the Board in monitoring the integrity of the Company's financial statements and systems of internal control. The Audit Committee has direct responsibility for the appointment, independence and performance of the Company's independent auditors. The Audit Committee is responsible for pre-approving any engagements of our independent auditors. The Audit Committee operates under a written charter approved by the Board on September 16, 2004, a copy of which was attached as an appendix to the Company's proxy statement for its 2004 annual meeting.

The Compensation Committee

     The Compensation Committee's current members are Robert A. Esernio, James
J. Hill (Chairman), John H. Hochuli, Jr. and Raymond A. Roel. The Compensation Committee reviews the total compensation package for all executive officers, including the Chief Executive Officer; considers modification of existing compensation and benefit programs and employment agreements with officers and the adoption of new plans and employment agreements with officers; and administers the plans.

The Nominating Committee

     The Nominating Committee's current members are Robert A. Esernio (Chairman), James J. Hill, John H. Hochuli, Jr. and Raymond A. Roel. A copy of the Nominating Committee Charter was attached to the Company's Proxy Statement for its 2004 Annual Meeting. The Nominating Committee determines the criteria for nominating new directors, recommends to the Board of Directors candidates for nomination to the Board of Directors and oversees the evaluation of the Board of Directors. The Nominating Committee's process to identify and evaluate candidates for nomination to the Board of Directors includes consideration of candidates for nomination to the Board of Directors recommended by stockholders. Such stockholder recommendations must be delivered to our Corporate Secretary, together with the information required to be filed in a Proxy Statement with the Securities and Exchange Commission regarding director nominees and each such nominee must consent to serve as a director if elected, no later than the deadline for submission of stockholder proposals as set forth in our Bylaws and under the section of this Proxy Statement entitled "Stockholder Nominations." In considering and evaluating such stockholder proposals that have been properly submitted, the Nominating Committee will apply substantially the same criteria that the Nominating Committee believes must be met by a Nominating Committee-recommended nominee as described below. To date, we have not received any recommendations from stockholders requesting that the Nominating Committee consider a candidate for inclusion among the Nominating Committee's slate of nominees in our proxy statement.

      In addition, certain identification and disclosure rules apply to director candidate proposals submitted to the Nominating Committee by any single stockholder or group of stockholders that has beneficially owned more than five percent of the Common Stock for at least one year (a "Qualified Stockholder Proposal"). If the Nominating Committee receives a Qualified Stockholder Proposal that satisfies the necessary notice, information and consent provision referenced above, the Proxy Statement will identify the candidate and the stockholder (or stockholder group) that recommended the candidate and disclose whether the Nominating Committee chose to nominate the candidate. However, no such identification or disclosure will be made without the written consent of both the stockholder (or stockholder group) and the candidate to be so identified. The procedures described in this paragraph are meant to establish additional requirements and are not meant to replace or limit stockholders' general nomination rights in any way.

     In evaluating director nominees, the Nominating Committee currently considers the following factors:

     o the Company's needs with respect to the particular talents and experience of our directors;

     o the knowledge, skills and experience of nominees, including experience in business or finance, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board of Directors;

     o familiarity with the Company's business and businesses similar or analogous to ours;

     o experience with accounting rules and practices and corporate governance principles; and

     o such other factors as the Nominating Committee deems are in our best interests and the best interests of our stockholders.

     The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. If any member of the Board does not wish to continue in service or if the Nominating Committee or the Board of Directors decides not to re-nominate a member for re-election, the Nominating Committee identifies the desired skills and experience of a new nominee, and discusses with the Board of Directors suggestions as to individuals who meet the criteria.

Executive Sessions of Independent Directors

     Directors who are independent under the NASDAQ stock market listing standards and applicable laws and regulations meet in executive session without management present at least two times each fiscal year.

Code of Ethics

     The Company has adopted a code of ethics that applies to all of the employees, including the chief executive officer and chief financial and accounting officers. The code of ethics is posted on the Home Page of its website at http://www.tsrconsulting.com. The Company intends to post on its website all disclosures that are required by law or NASDAQ stock market listing standards concerning any amendments to, or waivers from, our code of ethics. Stockholders may request a free copy of the code of ethics by writing to Corporate Secretary, TSR, Inc., 400 Oser Avenue, Hauppauge, NY 11778. Disclosure regarding any amendments to, or waivers from, provisions of the code of ethics that apply to the Company's directors or principal executive and financial officers will be included in a Current Report on Form 8-K within five business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of the NASDAQ Stock Market.

Stockholder Nominations.

     Under the Company's By-laws a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. Among other requirements, these procedures require any nomination or proposed item of business to be submitted in writing to the Company's Corporate Secretary at its principal executive offices. The Company must receive the notice of a stockholder's intention to introduce a nomination or proposed item of business at an annual meeting no later than 75 days nor more than 120 days prior to the anniversary date of the prior year's annual meeting.

     However, if the annual meeting is scheduled to be held on a date more than 30 days before the anniversary date or more than 60 days after the anniversary date, a stockholder's notice must be given not later than the later of (i) the 75th day prior to the scheduled date of the annual meeting or (ii) the 15th day following the day on which public announcement of the date of the annual meeting is first made by the Company.

Stockholder Communications with Directors

     Generally, stockholders who have questions or concerns should contact the Company's Corporate Secretary at (631) 231-0333. Any stockholder who wishes to address questions regarding the Company's business directly with the Board of Directors, or any individual director, should direct his or her questions, in writing, in care of the Company's Secretary, at the Company's offices at 400 Oser Avenue, Hauppauge, NY 11788.

Attendance at Annual Meeting

     There is no Company policy requiring directors to attend annual meetings of stockholders, but directors are encouraged to attend. All of the directors attended the 2006 annual meeting.

Directors and Executive Officers

Mr. Joseph F. Hughes, from 1953 until forming the Company in 1969, was employed by International Business Machines Corporation ("IBM") in various systems engineering, marketing and administrative positions. Immediately prior to his employment with the Company, Mr. Hughes was responsible for managing the market and technical sales group serving colleges and universities with IBM in Long Island and Westchester County.

Mr. John G. Sharkey has a Masters Degree in Finance. He received his Certified Public Accountant certification from the State of New York. From 1987 until joining the Company in October 1990, Mr. Sharkey was Controller of a publicly held electronics manufacturer. From 1984 to 1987, he served as Deputy Auditor of a commercial bank, having responsibility over the internal audit department. Prior to 1984, Mr. Sharkey was employed by KPMG LLP as a senior accountant.

Mr. John H. Hochuli, Jr. has been a Director of the Company since April 1993. In 1994 he retired from Diamond Manufacturing Corp., a maker of aluminum windows and doors, which he founded in 1955 and served as President.

Mr. James J. Hill has been a Director of the Company since December 1989. In 1998, he retired from MRA Publications, Inc., a medical publishing business for which he had been Executive Vice President of Sales and Marketing since 1979. Mr. Hill received a Bachelor of Science Degree in Business Administration from the University of Arizona in 1958 and a Bachelor of Foreign Trade Degree from the American Institute of Foreign Trade in Arizona in 1959.

Mr. Robert A. Esernio has been a Director of the Company since April 2001. From 1969 through 1990 Mr. Esernio was a partner in the international accounting and consulting firm of Grant Thornton LLP. Mr. Esernio is a certified public accountant and was also a professor of Accounting at St John's and Long Island Universities from 1958 through 1985 when he retired with Emeritus status. Mr. Esernio received a Bachelor of Business Administration Degree; Magna cum Laude from St. John's University in 1956 and a Master of Business Administration Degree from New York University in 1963.

Mr. Christopher Hughes has been a Director of the Company from April 2000 until September 2004 and again from January 2005 until the present. He has been employed by the Company since 1985 and was a Vice President-Sales for the Company's computer programming services subsidiary from 1991 through 2006. In 2007 he was appointed Senior Vice President of the Company and President of the subsidiary. He is the son of Mr. Joseph F. Hughes, Chairman of the Board. Mr. Christopher Hughes is a 1984 graduate of St. Bonaventure University.

Mr. Raymond A. Roel has been a Director of the Company since January 2005. Since 1996, Mr. Roel has been employed by McCann Worldgroup, a unit of Interpublic Group of Companies, Inc. His most recent position is Associate Director of Worldwide Communications. Mr. Roel is a 1977 graduate of Brown University.

The Company's executive officers are elected by, and serve at the discretion of, the Board of Directors.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives and Strategy
      The Company's executive officer compensation program is designed to attract and retain the caliber of officers needed to ensure the Company's continued growth and profitability and to reward them for their performance, the Company's performance and for creating long term value for shareholders. The primary objectives of the program are to:

     o    align rewards with performance that creates shareholder value;

     o    support the Company's strong team orientation;

     o encourage high potential team players to build a career at the Company; and

     o provide rewards that are cost-efficient, competitive with other organizations and fair to employees and shareholders.

     The Company's executive compensation programs, as detailed in the executives' employment agreements, are approved and administered by the Compensation Committee of the Board of Directors. Working with management, the Compensation Committee has developed a compensation and benefits strategy that rewards performance and reinforces a culture that the Compensation Committee believes will drive long-term success.

     The compensation program rewards team accomplishments while promoting individual accountability. Compensation depends in significant measure on Company results, but individual accomplishments and responsibilities are also very important factors in determining each executive's compensation. The program seeks to provide compensation that is commensurate with performance.

Role of the Compensation Committee

General

     The Compensation Committee provides overall guidance for our executive compensation policies and determines the amounts and elements of compensation for our executive officers.

     The Compensation Committee currently consists of four members of our Board of Directors, Robert A. Esernio, James J Hill (Chair), John H. Hochuli, Jr, and Raymond A. Roel. Each member of the Compensation Committee is independent, as independence is defined for purposes of Compensation Committee membership by the listing standards of Nasdaq.

     Joseph Hughes, Chairman of the Board and Chief Executive Officer, makes recommendations to the Compensation Committee with respect to the establishment of salaries and granting of bonuses to other executives of the Company.

Use of Outside Advisors

     In making its determinations with respect to executive compensation, the Compensation Committee has not historically engaged the services of a compensation consultant. The Compensation Committee has the authority to retain, terminate and set the terms of the Company's relationship with any outside advisors who assist the Committee in carrying out its responsibilities.

Compensation Structure

Pay Elements -- Overview
      The Company utilizes three main components of compensation:

     o Base Salary -- fixed pay that takes into account an individual's role and responsibilities, experience, expertise and individual performance.

     o Annual Incentive -- variable pay that is designed to reward attainment of annual business and individual performance goals.

     o Benefits and Perquisites -- these include club dues, automobile allowances and medical insurance benefits.

Pay Elements -- Details

1.   Base Salary

     The Compensation Committee reviews officer salaries and makes adjustments as warranted based on individual responsibilities and performance, Company performance in light of market conditions and competitive practice.

2.   Annual Incentive Compensation

     Annual incentive compensation for the executive officers is paid under an incentive arrangement as detailed in the officer's employment agreement. The incentive arrangements are designed to grant bonus awards to such individuals as an incentive to contribute to our profitability. The Compensation Committee administers the incentive arrangements which, in some cases, include establishment of targets in area of responsibility and payment of bonus based on the extent to which the targets have been met or exceeded, or which, in some cases, are based on meeting overall profits targets.

     The Company also previously provided incentive compensation through the grant of stock options, but its stock option plan has expired, and in view of the recent market prices of the Company's common stock, the Compensation Committee does not consider stock-based incentive plans to provide an effective incentive.

3.  Other Benefits and Perquisites

     The Company's executive compensation program also includes other benefits and perquisites. These benefits include those available to all full-time employees, such as medical benefits, dental benefits, life insurance and disability insurance. Perquisites also include, in some instances, automobile allowances, club memberships and an executive medical plan. The Company annually reviews these other benefits and perquisites and makes adjustments as warranted based on competitive practices, the Company's performance and the individual's responsibilities and performance.

Pay Mix

     We utilize the elements of compensation described above because we believe that it provides a well-proportioned mix of retention value and at-risk compensation which produces short-term and long-term performance incentives and rewards. By following this approach, we provide the executive a measure of security in the minimum level of compensation that the individual is eligible to receive, while motivating the executive to focus on the business metrics that will produce a high level of performance for the Company.

Pay Levels

     Pay levels for executives are determined based on a number of factors, including the individual's roles and responsibilities within the Company, the individual's experience and expertise, pay levels in the marketplace for similar positions and performance of the individual and the Company as a whole. The Compensation Committee is responsible for approving pay levels for the executive officers. In determining the pay levels, the Compensation Committee considers all forms of compensation and benefits.

     As noted above, notwithstanding the Company's overall pay positioning objectives, pay opportunities for specific individuals vary based on a number of factors such as scope of duties, tenure, institutional knowledge and/or difficulty in recruiting a new executive. Actual total compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of operating goals and the creation of shareholder value.

Post-Termination Compensation and Benefits

     Change in control or severance arrangements are negotiated in the employment agreements of the executive officers. They range from none up to two years of salary, bonus and benefits.

Employment agreements

     We have entered into employment agreements with two of the Named Executives and the employment agreement with Joseph F. Hughes recently terminated and the Compensation Committee will consider whether to authorize a new employment agreement with Mr. Hughes.

     In June 2002, an employment agreement was entered into with Joseph F. Hughes, which terminated May 31, 2007. This agreement provided for an initial base salary of $437,000 with annual adjustments based upon increases in the Consumer Price Index, such increases to be no less than 3% and no more than 8% per year. Additionally, the agreement provided for an annual discretionary bonus for each fiscal year, up to a maximum of $50,000 if pre-tax profits were less than $1,000,000 and a minimum of 7.5% of pre-tax profits if such profits exceeded $1,000,000. In fiscal 2007, Mr. Hughes received the minimum bonus of 7.5% of pre-tax profits or $189,000 as incentive compensation. The Compensation Committee authorized Mr. Hughes to continue to be compensated on the basis of this employment agreement, pending its consideration of a new employment agreement or arrangement.

     In June 2005, an employment agreement was entered into with John G. Sharkey, which terminates May 31, 2010. This agreement provides for an initial annual base salary of $150,000, subject to increase in the discretion of the President of the Company and an annual discretionary bonus, which bonus was $50,000 for the fiscal year ended May 31, 2007. The agreement also contains a change in control agreement pursuant to which Mr. Sharkey may receive a payment equal to two times his prior year's total compensation.

     In March 2007, an employment agreement was entered into with Christopher Hughes, which terminates February 28, 2012. This agreement provides for an annual base salary of $ 200,000 and an annual discretionary bonus as approved by the Compensation Committee of the Board of Directors. The agreement also contains a change in control agreement pursuant to which Mr. Hughes may receive a payment equal to two times his prior year's total compensation.

Compensation Committee Discretion

     The Compensation Committee retains the discretion to decrease all forms of incentive payouts based on significant individual or Company performance shortfalls. Likewise, the Compensation Committee retains the discretion to increase payouts and/or consider special awards for significant achievements or special circumstances.

Conclusion

     The Compensation Committee believes that each of the compensation packages of the executive officers is within the competitive range of practices.

Adjustment or Recovery of Awards

     Under Section 304 of Sarbanes-Oxley, if the Company is required to restate its financial results due to material non-compliance with any financial reporting requirements as a result of misconduct, the Chief Executive Officer and Chief Financial Officer must reimburse the Company for (1) any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and (2) any profits realized from the sale of securities of the Company during those 12 months.

Impact of Tax and Accounting

     As a general matter, the Compensation Committee always takes into the account the various tax and accounting implications of compensation vehicles employed by the Company.

     When determining amounts of Stock Incentive Plan grants to executives and employees, the Compensation Committee considered the accounting cost associated with the grants. Under Statement of Financial Accounting Standard 123 (revised
2004), grants of stock options, restricted stock, restricted stock units and other share-based payments result in an accounting charge for the Company. The accounting charge is equal to the fair value of the instruments being issued. For restricted stock and restricted stock units, the cost is equal to the fair value of the stock on the date of grant times the number of shares or units granted. This expense is amortized over the requisite service period, or vesting period of the instruments. The Company's lone share based plan expired in April 2007. There were no grants or exercises from this plan in fiscal 2007.

     Section 162(m) of the Internal Revenue Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the chief executive officer and the next four highest compensated officers. Exceptions are made for qualified performance-based compensation, among other things. It is the Compensation Committee's policy to maximize the effectiveness of our executive compensation plans in this regard.

Compensation Committee Report

     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our annual report on Form 10-K.

Compensation Committee
Robert A. Esernio
James J. Hill (Chair)
John H. Hochuli Jr.
Raymond A. Roel

                           SUMMARY COMPENSATION TABLE

                                                                                                Change in
                                                                                                 Pension
                                                                                                Value and
                                                                                Non-Equity     Nonqualified
                                                                                Incentive        Deferred
Name and Principal            Fiscal                         Stock     Option      Plan       Compensation     All Other
Position                       Year     Salary      Bonus    Awards    Awards  Compensation      Earnings    Compensation    Total
Joseph F. Hughes............   2007    $498,000   $189,000     --        --         --              --         $54,000(1)   $741,000
President  and
Chief Executive Officer

John G. Sharkey.............   2007     156,000     50,000     --        --         --              --           7,000(2)    213,000
Vice President, Finance

Christopher Hughes..........   2007    $156,000   $119,000     --        --         --              --         $11,000(3)   $286,000
Sr. Vice President

(1) Other Compensation for Mr. J. Hughes consists of $18,000 club dues, $26,000 in benefits from an executive medical plan and $10,000 from personal use of a company owned vehicle.

(2) Other Compensation for Mr. Sharkey consists of $7,000 from personal use of a company leased vehicle.

(3) Other Compensation for Mr. C. Hughes consists of $8,000 in benefits from an executive medical plan and $3,000 from personal use of a company leased vehicle.


GRANTS OF PLAN-BASED AWARDS: There were no grants of plan-based awards in fiscal 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END: There were no outstanding equity awards at the end of fiscal 2007.

OPTIONS EXERCISED AND VESTED: There were no options exercised or vested during fiscal 2007.

PENSION BENEFITS: The Company does not maintain a defined benefit pension plan. The Company maintains a 401(K) defined contribution plan: however, no amounts have been contributed by the Company for the Named Executives.

NONQUALIFIED DEFERRED COMPENSATION: The Company does not maintain any nonqualified deferred compensation plans.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL: Under employment agreements entered into between the Company and one of the Named Executive Officers, Christopher Hughes, if the Named Executive Officer's employment is terminated by the Company for any reason other than for cause, the Employee would be entitled to receive a severance payment equal two years base salary, payable in equal semi-monthly installments and would continue to be provided all employee benefits for 18 months at the Company's expense. The employment agreements for two of the Named Executives, also contain change in control agreements pursuant to which, in the case of Mr. Sharkey, if he terminates his employment or his employment is terminated following a change of control and, in the case of Christopher Hughes, if his employment is terminated without cause following a change of control, the Named Executives would receive a payment equal to two times his prior year's total compensation (base salary and bonus) in a lump sum payment and would continue to be provided all benefits for 18 months after termination in the case of Mr. Hughes and 24 months in the case of Mr. Sharkey. Christopher Hughes' salary and bonus for the fiscal year ended May 31, 2007 was $156,000 and $119,000, respectively, and the annual costs of his benefits for such fiscal year was $11,000. Mr. Sharkey's salary and bonus for the fiscal year ended May 31, 2007 was $156,000 and $50,000, respectively, and the annual cost of his benefits for such fiscal year was $7,000.

                              DIRECTOR COMPENSATION

                                                                              Change in
                                                                               Pension
                                                                              Value and
                                   Fees                          Non-Equity   Nonqualified
                                  Earned                         Incentive      Deferred
                                  Or Paid    Stock    Option       Plan       Compensation     All Other
Name                              In Cash    Awards   Awards   Compensation     Earnings     Compensation     Total
Robert A. Esernio............     $10,000      --       --           --            --             --         $10,000

James J. Hill................      10,000      --       --           --            --             --          10,000

John H. Hochuli, Jr..........      10,000      --       --           --            --             --          10,000

Raymond A. Roel..............     $10,000      --       --           --            --             --         $10,000

For their service, members of the Board of Directors who are not salaried employees of the Company received an annual retainer of $10,000, payable quarterly during fiscal 2007.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company was not a participant in, since the beginning of the Company's last fiscal year, any transaction, and there are no currently proposed transactions, in which the Company is to be a participant, and in which the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

On an ongoing basis, the Audit Committee is required by its charter to review all "related party transactions" (those transactions that are required to be disclosed in this proxy statement by SEC Regulation S-K, Item 404 and under Nasdaq's rules), if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee


                             AUDIT COMMITTEE REPORT

           The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the 2007 Fiscal Year with the Company's management. The Audit Committee has separately discussed with BDO Seidman, LLP, the Company's independent registered public accounting firm for the 2007 Fiscal Year, the matters required to be discussed by Statement of Auditing Standards No. 61 ("Communication with Audit Committees"), as amended, which includes, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements.

           The Audit Committee has also received the written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), as amended, and the Audit Committee has discussed with BDO Seidman, LLP the independence of that firm from the Company.

           Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the 2007 Fiscal Year for filing with the Securities and Exchange Commission.

                         Members of the Audit Committee
Robert A. Esernio,     James J. Hill     John H. Hochuli, Jr.    Raymond A. Roel
Chairman

Compliance with Section 16(a) of the Securities Exchange Act of 1934
--------------------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than ten percent Stockholders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the fiscal year ended May 31, 2007, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were satisfied.

           RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
           -----------------------------------------------------------

     J.H. Cohn, LLP, certified public accountants, have been appointed by the Company's Board of Directors as independent registered public accountants for the Company to audit and report on its consolidated financial statements for the fiscal year ending May 31, 2008. BDO Seidman, LLP audited and reported on the Company's consolidated financial statements for the year ended May 31, 2007 and it is expected that a representative of BDO Seidman, LLP will be present at the Meeting with an opportunity to make a statement if he or she desires to do so and will be available to respond to questions. The appointment of the independent accountants will be ratified if it receives the affirmative vote of the holders of a majority of shares of the Company's Common Stock present at the Meeting, in person or by proxy. Submission of the appointment of the accountants to the Stockholders for ratification will not limit the authority of the Board of Directors to appoint another accounting firm to serve as independent accountants if the present accountants resign or their engagement is otherwise terminated. If the Stockholders do not ratify the appointment of J.H. Cohn, LLP at the Meeting, the selection of J.H. Cohn, LLP may be reconsidered by the Board of Directors. The Audit Committee is responsible for approving engagement of the auditors to render audit or non-audit services prior to the engagement of the auditors to render such services.

                    Change in Company's Certifying Accountant
                    -----------------------------------------

     On September 19, 2007, the Registrant dismissed BDO Seidman, LLP as its independent registered public accountants. The reports of BDO Seidman, LLP on the Registrant's financial statements for the fiscal years ended May 31, 2006 and 2007 did not contain an adverse opinion, or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The Registrant's audit committee of the Board of Directors approved the decision to change accountants. During the Registrant's two most recent fiscal years and subsequent interim periods, there were no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of BDO Seidman, LLP would have caused it to make reference to such disagreement in its reports. During the years ended May 31, 2006 and 2007 and through September 19, 2007, there have occurred none of the "reportable events" listed in Item 304(a)(1)(v) of Regulation S-K.

     The Registrant engaged J.H. Cohn LLP to act as its independent registered public accountants, effective September 20, 2007. During the two most recent fiscal years and subsequent interim periods, the Registrant has not consulted J.H. Cohn LLP on items which (i) involved the application of accounting principles to a specified transaction, either completed or proposed, or involved the type of audit opinion that might be rendered on the Registrant's financial statements or (ii) or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

                                   AUDIT FEES
                                   ----------

     The aggregate fees billed by BDO Seidman, LLP for professional services related to the audit of the Company's consolidated financial statements for the fiscal years ended May 31, 2007, 2006, and 2005 were $50,634, $51,817, and
$41,981, respectively. The fees associated with the reviews of the consolidated condensed financial statements included in the Company's Quarterly reports on Form 10-Q for the fiscal years ended May 31, 2007, 2006, and 2005 were $18,327, $15,229, and $15,255, respectively.

                               AUDIT RELATED FEES
                               ------------------

     There were no fees billed by BDO Seidman, LLP for audit related services for the fiscal years ended May 31, 2007, 2006 or 2005.

                                  TAX SERVICES
                                  ------------

     There were no fees billed by BDO Seidman, LLP for tax services during the fiscal years ended May 31, 2007, 2006 or 2005.

                               ALL OTHER SERVICES
                               ------------------

     There were no fees billed by BDO Seidman, LLP related to any other non-audit services for the fiscal years ended May 31, 2007, 2006 or 2005.

                             STOCKHOLDER'S PROPOSALS
                             -----------------------

     Any proposal by a Stockholder of the Company intended to be presented at the 2008 Annual Meeting of Stockholders must be received by the Company at its principal executive office not later than June 27, 2008 for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Any such proposal must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission.

                             FORM 10-K ANNUAL REPORT
                             -----------------------

     UPON WRITTEN REQUEST BY ANY STOCKHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING, THE COMPANY WILL FURNISH THAT PERSON, WITHOUT CHARGE, WITH A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MAY 31, 2007, WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. IN THE EVENT THAT EXHIBITS TO SUCH FORM 10-K ARE REQUESTED, A FEE WILL BE CHARGED FOR REPRODUCTION OF SUCH EXHIBITS. If the person requesting the report was not a Stockholder of record on October 31, 2007, the request must contain a good faith representation that the person making the request was a beneficial owner of the Company's stock at the close of business on such date. Requests should be addressed to Mr. John G. Sharkey, Secretary, TSR, Inc., 400 Oser Avenue, Hauppauge, NY 11788.

            OTHER BUSINESS SOLICITATION AND EXPENSES OF SOLICITATION
            --------------------------------------------------------

     The Board of Directors does not know of any other matters to be brought before the Meeting, except those set forth in the notice thereof. If other business is properly presented for consideration at the Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

     The cost of preparing this Proxy Statement and all other costs in connection with this solicitation of proxies for the Annual Meeting of Stockholders are being borne by the Company. In addition to solicitation by mail, the Company's directors, officers, and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail, facsimile and personal interviews. Brokers, custodians, and fiduciaries will be requested to forward proxy soliciting material to the beneficial owners of Common Stock held in their names, and the Company will reimburse them for their out-of-pocket expenses incurred in connection with the distribution of proxy materials.

     Your cooperation in giving this matter your immediate attention and in returning your proxies will be appreciated.

                                                By Order of the Directors,

                                                John G. Sharkey, Secretary

November 1, 2007

                                   PROXY CARD
                                      Front

                                    TSR, Inc.
                                 400 OSER AVENUE
                            HAUPPAUGE, NEW YORK 11788


                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 5, 2007
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints JOSEPH F. HUGHES and CHRISTOPHER HUGHES or either of them, each with full power of substitution, proxies of the undersigned to vote all shares of common stock of TSR, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on the 5th of December, 2007 at 9:00 a.m., at the Sheraton Long Island Hotel, 110 Vanderbilt Motor Parkway, Smithtown, New York, and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat. Said proxies are instructed to vote as follows:

1. FOR __ WITHHOLDING VOTE __ The election of Robert A. Esernio and John H. Hochuli, Jr. for Class III Director.

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY PARTICULAR NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME.

2. FOR __ AGAINST __ ABSTAIN __ The ratification of the appointment by the Board of Directors of the Company of J.H. Cohn, LLP as the independent registered public accountants of the Company to audit and report on its financial statements for the year ending May 31, 2008.

3. In accordance with their best judgment with respect to any other business that may properly come before the Meeting.

                               (Continued and to be signed on the reverse side.)

                                   Proxy Card
                                      Back


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ABOVE PROPOSALS.

Receipt is acknowledged of the Notice and Proxy Statements relating to this meeting.

                  Dated: _____________________________________ , 2007


                  ___________________________________________________
                  Signature

                  ___________________________________________________
                  Signature

Please sign as name(s) appear(s) hereon. Proxies should be dated when signed. When signing as attorney, executor, administrator, trustee or guardian, the full title of such should be given. Only authorized officers should sign for a corporation. If shares are registered in more than one name, each joint owner should sign.





                                        2